UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CASA SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2020

Dear Stockholder:

I am pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Casa Systems, Inc. (“Casa”) to be held via the Internet at a virtual web conference at www.proxydocs.com/CASA on Thursday, May 14, 2020 at 10:00 a.m. Eastern Time.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2020 Annual Meeting of Stockholders and Proxy Statement. Pursuant to rules of the Securities and Exchange Commission (the “SEC”), we are also posting our proxy materials on the Internet. The Notice of 2020 Annual Meeting of Stockholders, our Proxy Statement for the Annual Meeting, an accompanying proxy card and our Annual Report for the fiscal year ended December 31, 2019 are first being mailed to stockholders on or about April 14, 2020.

To support your health and well-being in light of the coronavirus (COVID-19) outbreak, our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. This means that you can attend the annual meeting online, vote your shares electronically during the online meeting and submit questions during the online meeting by visiting the above-mentioned Internet site. In light of the public health and safety concerns related to COVID-19, we believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet at the virtual Annual Meeting or by mailing a proxy card or voting by telephone. Please review the instructions on the Notice of 2020 Annual Meeting of Stockholders or on the proxy card regarding your voting options.

Thank you for being a Casa stockholder. We look forward to seeing you at our Annual Meeting.

Sincerely,

Jerry Guo
President, Chief Executive Officer and Chairman

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, whether or not you plan to virtually attend the Annual Meeting, please vote your shares as promptly as possible over the Internet by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the Annual Meeting and save Casa the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors, unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet prior to the Annual Meeting). For your vote to be counted, you will need to communicate your voting decision in accordance with the instructions set forth in the proxy materials. Voting your shares in advance will not prevent you from virtually attending the Annual Meeting, revoking your earlier submitted proxy in accordance with the instructions set forth in the proxy materials or voting your stock at the virtual Annual Meeting.

CASA SYSTEMS, INC.

100 Old River Road

Andover, Massachusetts 01810

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Casa Systems, Inc. will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) via the Internet at a virtual web conference at www.proxydocs.com/CASA on Thursday, May 14, 2020 at 10:00 a.m. Eastern Time, for the following purposes:

•

To elect three Class III directors to hold office until our 2023 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
•	To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

To support your health and well-being in light of the coronavirus (COVID-19) outbreak, our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. This means that you can attend the annual meeting online, vote your shares electronically during the online meeting and submit questions during the online meeting by visiting the above-mentioned Internet site. In light of the public health and safety concerns related to COVID-19, we believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.

Only stockholders of record at the close of business on March 23, 2020 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the enclosed proxy statement (the “Proxy Statement”). You are entitled to virtually attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the virtual meeting. If you are not a stockholder of record but hold shares through a broker, trustee, or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership. For instructions on how to vote your shares, please refer to the section titled “Voting” beginning on page 1 of the Proxy Statement or the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be Held on Thursday, May 14, 2020 for Casa Systems, Inc.

The Proxy Statement, Annual Report, instructions to access the virtual annual meeting and voting instructions are available at www.proxydocs.com/casa.

By Order of our Board of Directors,

Jerry Guo
President, Chief Executive Officer and Secretary

Andover, Massachusetts

April 14, 2020

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 14, 2020

GENERAL INFORMATION

Our board of directors solicits your proxy on our behalf for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying proxy card. The Annual Meeting will be held virtually at 10:00 a.m. Eastern Time on Thursday, May 14, 2020 via the Internet at a virtual web conference at www.proxydocs.com/CASA. Information on how to vote at the virtual Annual Meeting is discussed below. The Notice of 2020 Annual Meeting of Stockholders, our Proxy Statement for the Annual Meeting, an accompanying proxy card and our Annual Report for the fiscal year ended December 31, 2019 are first being mailed to stockholders on or about April 14, 2020.

In this Proxy Statement the terms “Casa,” “the company,” “we,” “us,” and “our” refer to Casa Systems, Inc. The mailing address of our principal executive offices is Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810. All website addresses set forth in this Proxy Statement are for information only and are not intended to be an active link or to incorporate any website information into this document.

Record Date	March 23, 2020.

Quorum	A majority of the shares of all issued and outstanding capital stock entitled to vote on the Record Date must be present or represented by proxy to constitute a quorum.

Shares Outstanding	84,694,753 shares of common stock outstanding as of March 23, 2020.

Voting	There are four ways a stockholder of record can vote:

(1)By Internet Prior to the Annual Meeting: If you are a stockholder as of the Record Date, you may vote over the Internet prior to the Annual Meeting by following the instructions provided in the proxy card.

(2)By Telephone Prior to the Annual Meeting: If you are a stockholder as of the Record Date, you can vote by telephone by following the instructions in the proxy card.

(3)By Mail Prior to the Annual Meeting: If you are a stockholder as of the Record Date, you can vote by mailing your proxy card as described in the proxy materials.

(4)Voting Over the Internet at the Annual Meeting: Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can virtually attend the Annual Meeting and vote your shares online by visiting www.proxydocs.com/CASA. You will need your 12-digit control number included in your proxy materials in order to be able to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

In order to be counted, proxies submitted by telephone or Internet prior to the Annual Meeting must be received by 11:59 p.m. Eastern Time on May 13, 2020. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Virtual Meeting

To support the health and well-being of our stockholders and employees in light of the coronavirus (COVID-19) outbreak, our 2020 annual meeting of stockholders will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our 2020 annual meeting stockholders by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.proxydocs.com/CASA in advance of the meeting. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. We intend to return to holding in person annual meetings in 2021.

We will host the Annual Meeting live online. There will not be a physical meeting location. You may attend the Annual Meeting live online at www.proxydocs.com/CASA. The webcast will start at 10:00 a.m., Eastern Time. You will need the 12-digit control number included in your proxy materials in order to be able to enter the Annual Meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/CASA. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.

Online check in will begin at 9:00 a.m., Eastern Time on May 14, 2020, and you should allow ample time for the online check-in proceedings. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 10:00 a.m., Eastern Time on May 14, 2020. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the number included in your proxy materials. Upon dialing in to the annual meeting, you will need to provide your 12-digit control number.

Accessing the List of Registered Stockholders Entitled to Vote at the Annual Meeting

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the annual meeting during normal business hours at our principal executive offices at the address listed above for a period of at least 10 days prior to the annual meeting. During the whole time of the annual meeting, such list will be available for examination by the stockholders at www.proxydocs.com/CASA.

Submitting a Question

If you wish to submit a question, on the day of the annual meeting, beginning at 10:00 a.m., Eastern Time, you may log into the virtual meeting platform at www.proxydocs.com/CASA, type your question into the “Ask a Question” field, and click “Submit.” Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.proxydocs.com/CASA in advance of the meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

Revoking Your Proxy

Stockholders of record may revoke their proxies by virtually attending the Annual Meeting, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the telephone or Internet prior to the Annual Meeting before the cutoff time (11:59 p.m. Eastern Time on May 13, 2020). Your latest telephone or Internet proxy submitted prior to the Annual Meeting is the one that will be counted. If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting:

For Proposal One, the election of directors, the nominees receiving the highest number of votes properly cast FOR election of each class of directors, or a “plurality” of the votes properly cast, will be elected as directors.

For Proposal Two, a majority of the votes properly cast FOR the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Effect of Abstentions and Broker Non-Votes

Votes withheld from any nominee, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Two, the ratification of the appointment of PricewaterhouseCoopers LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors unless you affirmatively provide the broker instructions on how to vote.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote FOR the election of the nominees for directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment.

Voting Results

We will announce preliminary results during the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and final results in an amendment to the Form 8-K after they become available.

Additional Solicitation/Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts and we would compensate such third parties for their efforts.

Householding

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement and Annual Report for the fiscal year ended December 31, 2019 will be delivered to multiple stockholders sharing an address unless we, or the applicable bank, broker or other nominee record holder, have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Investor Relations at Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810 or call us at (978) 688-6706. If you want to receive separate copies of the Proxy Statement or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL ONE

ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our board of directors is divided into three staggered classes of directors as nearly equal in number as possible. Our Restated Certificate of Incorporation states that one class is to be elected each year at the annual meeting of stockholders for a term of three years. Directors are elected to hold office for a three-year term or until the election and qualification of their successors in office.

Nominees

Our board of directors has nominated Lucy Xie, Bill Styslinger and Michael Hayashi for election as Class III directors to serve for a three-year term ending at the 2023 annual meeting or until their successors are elected and qualified. Each of the nominees is a current member of our board of directors and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the members of our board of directors. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on our board of directors. Our board of directors may fill such vacancy at a later date or reduce the size of our board of directors. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of our Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF LUCY XIE, BILL STYSLINGER AND MICHAEL HAYASHI.

The biographies of each of the director nominees and continuing directors below contain information regarding each such person’s service as a director on our board of directors, business experience, director positions at other companies held currently or at any time during the last five years and other experiences, qualifications, attributes or skills that caused our board of directors to determine that the person should serve as a director of the company. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors, including a commitment to understanding our business and industry. We also value our directors’ experience in relevant areas of business management and on other boards of directors and board of directors committees.

Our corporate governance guidelines also dictate that, except as may otherwise be permitted by the listing rules of the Nasdaq Stock Market (“Nasdaq”), a majority of our board of directors be comprised of independent directors whom our board of directors has determined have no material relationship with the company and are otherwise “independent” directors under Nasdaq listing rules.

The names of the nominees for election as Class III directors at the Annual Meeting and of the incumbent Class I and II directors, and certain information about them, including their ages, are included below.

Name	Age	Principal Occupation	Director Since
Nominees for election as Class III directors for terms expiring in 2023:
Lucy Xie	54	Senior Vice President of Operations of Casa Systems, Inc.	2003
Bill Styslinger(2)	74	Private Investor/Director	2012
Michael Hayashi(1)	63	Director	2018
Incumbent Class I directors with terms expiring in 2021:
Jerry Guo	56	President, Chief Executive Officer and Chairman of Casa Systems, Inc.	2003
Daniel S. Mead(1)(2)	66	Private Investor/Advisor	2018
Incumbent Class II directors with terms expiring in 2022:
Bruce R. Evans(2)	61	Senior Advisor to Summit Partners	2010
Susana D'Emic(1)	56	Director and Chief Accounting Officer & Controller of Booking Holding Inc.	2018

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.

Jerry Guo and Lucy Xie are married to one another. There are no other family relationships among any of our directors or executive officers.

Class III Director Nominees for Terms Expiring at the 2023 Annual Meeting

Lucy Xie has served as our senior vice president of operations since 2011 and as a member of our board of directors since 2003. From 2003 to 2011, Ms. Xie served as our chief financial officer and vice president of operations. Prior to joining Casa, Ms. Xie held various accounting, finance and management positions at Raytheon, a U.S. defense contractor and industrial corporation, and Lucent Technologies, a telecommunications equipment company. Ms. Xie has also served as the vice chairman and a board member of the Asia-America Chamber of Commerce. Ms. Xie holds an M.B.A. in accounting from Fairleigh Dickinson University. We believe that Ms. Xie is qualified to serve on our board of directors due to her experience as an executive in the telecommunications industry, her extensive knowledge of our company and her service as our senior vice president of operations.

Bill Styslinger has been a director of our company since 2012. Mr. Styslinger served as chairman, president and chief executive officer of SeaChange International, a provider of multiscreen video software and services, from its inception in July 1993 until his retirement in December 2011. Mr. Styslinger was also previously a member of the board of directors of Omtool, a provider of enterprise client/server facsimile software solutions. Mr. Styslinger holds a B.S. in Engineering Science from the State University of New York at Buffalo. We believe that Mr. Styslinger is qualified to serve on our board of directors due to his leadership expertise, including service as chief executive officer of a public company with international operations, as well as his knowledge of the telecommunications industry.

Michael T. Hayashi has been a director of our company since November 2018. Mr. Hayashi served as a Partner at Jinsei 2.0 Consulting, a technology and business consulting services firm focusing on the cable industry, from April 2015 to December 2017. Prior to his work at Jinsei, Mr. Hayashi spent more than twenty years at Time Warner Cable, Inc., a cable television service provider, and most recently served as the Executive Vice President, Architecture, Development and Engineering from 2010 to March 2015. Mr. Hayashi previously served at Time Warner Cable as Senior Vice President, Advanced Engineering and Subscriber Technologies from 2000 to 2010, and as Vice President, Advanced Engineering from 1993 to 2000. He has served on the board of directors of Espial Group Inc., a publicly traded software development company, since April 2015 and previously served on the board of directors of Mindspeed Technologies, Inc., a semiconductor supplier, from August 2005 until its acquisition by MACOM Technology Solutions Holdings, Inc. in December 2013. Mr. Hayashi has a B.S. in engineering from Harvey Mudd College and an M.B.A. from The Ohio State University. We believe that Mr. Hayashi is qualified to serve on our board of directors as a result of his significant leadership experience in the telecommunications industry.

Directors Continuing in Office Until the 2022 Annual Meeting

Bruce R. Evans has been a director of our company since 2010. Since 1986, Mr. Evans has served in various positions with Summit Partners, a growth equity and venture capital investment firm, including most recently as a Senior Advisor to the firm. He is also currently a director of Analog Devices, a public company which designs and manufactures high-performance semiconductor products, and several private companies. Mr. Evans previously served as a director of more than a dozen public companies, including, from May 2002 to November 2014, FleetCor Technologies, a provider of fuel cards and workforce payment products and services. In addition, he is Chairman of the Vanderbilt University Board of Trust. Mr. Evans holds a B.E. in mechanical engineering and economics from Vanderbilt University and an M.B.A. from Harvard Business School. We believe that Mr. Evans is qualified to serve on our board of directors due to his wide-ranging experience in growth equity and venture capital investing in the technology sector and his experience on other private and public company boards.

Susana D’Emic has been a director of our company since December 2018. Ms. D’Emic has served as the Senior Vice President, Chief Accounting Officer and Controller of Bookings Holdings, a leader in online travel and related services, since May 2019. Ms. D’Emic served as the Executive Vice President and Chief Financial Officer of Time Inc., a leading multi-platform media and content company, from November 2016 to April 2018. Previously, Ms. D’Emic was Senior Vice President, Controller and Chief Accounting Officer of Time Inc. from October 2013 to November 2016. Prior to that, Ms. D’Emic was with Frontier Communications, a provider of phone, internet and video services to rural towns and cities across the country, where she served as Senior Vice President, Controller and Chief Accounting Officer from April 2011 until October 2013. Ms. D’Emic served as Senior Vice President, Controller and Chief Accounting Officer at Trusted Media Brands, Inc. (then Reader’s Digest Association, Inc.), where she served in a number of finance roles from January 1998 until April 2011. Before joining Reader’s Digest, she held various positions with Kraft Foods International and Colgate-Palmolive Company and was an audit manager with KPMG. Ms. D’Emic is a Certified Public Accountant and has a B.S. in accounting from The State University of New York at Binghamton.  We believe that Ms. D’Emic is qualified to serve on our board of directors as a result of her strategic financial leadership experience as well as her experience in digital and organizational transformation.

Directors Continuing in Office Until the 2021 Annual Meeting

Jerry Guo, the founder of our company, has served as our president, chief executive officer and as the chairman of our board of directors since our founding in 2003. Prior to founding our company, Mr. Guo served as the Vice President of Broadband at River Delta Networks, which was acquired by Motorola in 2001. Prior to that, Mr. Guo was a research scientist at Bell Laboratories’ research division. Mr. Guo holds a Ph.D. in electrical engineering from the University of Wisconsin-Madison and an M.S. in optical instruments from the Department of Precision Instruments at Tsinghua University. We believe that Mr. Guo is qualified to serve on our board of directors due to his leadership experience in the broadband and network industries, his extensive knowledge of our company and his service as our president and chief executive officer.

Daniel S. Mead has been a director of our company since March 2018. He has served on the board of directors of Syniverse Holdings, Inc., a publicly traded business services company in the mobile communications industry, since December 2016. For over thirty-five years, Mr. Mead served in various leadership roles at Verizon Communications and its predecessor companies, including serving from October 2010 to July 2015 as the chief executive officer and president of Verizon Wireless and from October 2009 to October 2010 as the chief operating officer and executive vice president of Verizon Wireless. Mr. Mead served as the chairman of the Cellular Telecommunications & Internet Association, or CTIA, from July 2013 until December 2014 and served as a member of the boards of directors of the CTIA from September 2010 until March 2015 and of Vodafone Omnitel from September 2009 until October 2010. Mr. Mead also served on the Board of Trustees at Pennsylvania State University from July 2014 to July 2017, including as chairman of its Finance and Capital Planning Committee. Mr. Mead has a B.S. in quantitative business analysis and finance from Pennsylvania State University and an M.B.A. from Pennsylvania State University. We believe that Mr. Mead is qualified to serve on our board of directors as a result of his significant leadership experience in the telecommunications industry.

Executive Officers

In addition to Mr. Guo, our President and Chief Executive Officer and Ms. Xie, our Senior Vice President of Operations, who also serve as directors, our executive officers are:

Weidong Chen, age 52, has served as our chief technology officer since 2004 and as a member of our board of directors since 2010. Prior to joining Casa, Mr. Chen served as a software manager at Motorola, a multinational telecommunications company, from October 2001 to November 2003. Mr. Chen holds a Ph.D. in physics from the University of Pennsylvania.

Scott Bruckner, age 61, has served as our interim chief financial officer since January 2020 until a permanent chief financial officer has been appointed. Mr. Bruckner previously served as our Senior Vice President, Strategy and Corporate Development from November 2017 until January 2020. Prior to joining Casa, Mr. Bruckner served as a Senior Managing Director of Macquarie Group from June 2015 to November 2017 and as a Partner at Perella Weinberg Partners from April 2007 to May 2015. Mr. Bruckner holds a B.A. in International Relations and Slavic Languages and Literature from the University of Southern California and an M.A. and a Ph.D. in Political Science and Political Economy from the University of California, Los Angeles.

CORPORATE GOVERNANCE

Director Independence

Rule 5605 of the Nasdaq listing rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent, or, if a listed company has no nominations committee, that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the board’s independent directors, and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

At least annually, our board of directors will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our board of directors will make an annual determination of whether each director is independent within the meaning of the independence standards of Nasdaq, the SEC and our applicable board committees.

In April 2020, our board of directors determined that each of Messrs. Evans, Hayashi, Mead, Styslinger and Ms. D’Emic are each an “independent director” as currently defined under Rule 5605(a)(2) of the Nasdaq listing rules. With respect to our audit committee, our board of directors determined that each of Messrs. Hayashi and Mead and Ms. D'Emic satisfies the independence standards for audit committee membership established by the SEC and the Nasdaq listing rules. Our board of directors also determined that each of Messrs. Evans, Styslinger and Mead, who comprise our compensation committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq listing rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant, including the beneficial ownership of our capital stock by each non-employee director and any institutional stockholder with which he is affiliated.

We have not formed, and do not intend at this time to form, a nominating and corporate governance committee. As a result, the independent members of our board of directors are responsible for director nominations.

Board Leadership Structure

Our corporate governance guidelines provide that the roles of chairman of the board and chief executive officer may be separated or combined. Our board of directors has considered its leadership structure and determined that at this time Mr. Guo should serve both as our chief executive officer and as chairman of the board. Since 2003, Mr. Guo has served as our president and chief executive officer and has been an integral part of the leadership of our company and our board of directors, and his strategic vision has guided our growth and performance. Our board of directors believes that having Mr. Guo also serve as our chairman facilitates the board’s decision-making process and enables Mr. Guo to act as the key link between the board of directors and other members of management.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com. In addition, we intend to continue to post on our website all disclosures that are required by law or the Nasdaq listing rules concerning any amendments to, or waivers from, any provision of the code.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:

•	our board’s principal responsibility is to oversee the management of our company;
•	a majority of the members of our board must be independent directors;
•	the independent directors will meet in executive session at least twice a year;
•	directors have full and free access to management and, as necessary, independent advisors;
•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•	our board will conduct periodic self-evaluations to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Board Meetings

Our board of directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring its approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. Our board of directors met five times and took action by unanimous written consent four times during the fiscal year ended December 31, 2019.

Each of the directors of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and meetings of committees of our board of directors upon which they served (during the periods that they served) during 2019. Our board of directors regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under Nasdaq and SEC rules.

Annual Meeting Attendance

It is our policy that members of our board of directors are encouraged to attend annual meetings of our stockholders. Messrs. Guo, Chen, Evans, Mead and Styslinger and Ms. Xie attended our 2019 annual meeting of stockholders.  Ms. D’Emic attended the annual meeting via telephone.

Committees

Our board of directors has established an audit committee and compensation committee. Each of these committees operates under a charter that has been approved by our board of directors. Copies of the committee charters are posted on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Audit Committee

The members of our audit committee are Messrs. Hayashi and Mead and Ms. D’Emic. Ms. D’Emic is the chair of our audit committee. Our board of directors has determined that Ms. D’Emic is independent within the meaning of Rule 10A-3 under the Exchange Act. Our board of directors has determined that Ms. D’Emic is an “audit committee financial expert” as defined by applicable SEC rules.

Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;
•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm are required to be approved in advance by our audit committee.

Our audit committee met four times during the fiscal year ended December 31, 2019. Our audit committee operates under a written charter adopted by our board of directors, a current copy of which is available on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Compensation Committee

The members of our compensation committee are Messrs. Evans, Mead and Styslinger. Mr. Evans is the chair of our compensation committee. Our board of directors has determined that Mr. Evans, Mr. Mead and Mr. Styslinger are independent within the meaning of Rule 10C-1 under the Exchange Act.

The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;
•	determining our CEO’s compensation;
•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;
•	overseeing an evaluation of performance of our senior executives;
•	overseeing and administering our equity incentive plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure to the extent such disclosure is required by SEC rules; and
•	preparing annual compensation committee reports to the extent required by SEC rules.

Typically, our compensation committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of our compensation committee, in consultation with our Senior Vice President of Operations, who is responsible for human resources. Our compensation committee meets regularly in executive session. Our President and Chief Executive Officer does not participate in any deliberations or determinations of our compensation committee regarding his compensation or individual performance objectives. Our compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that our compensation committee considers necessary or appropriate in the performance of its duties. Our compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Our compensation committee has engaged Pearl Meyer as an independent compensation consultant.  In 2019, Pearl Meyer assisted the compensation committee with developing an appropriate compensation peer group to use for annual compensation comparison purposes, reviewed the current incentive compensation programs and their performance alignment with the company’s short- and long-term business strategies, as well as evaluated and helped develop a performance-based approach to its long-term compensation program for the coming fiscal year with the overall goal of designing and refining the company’s executive compensation philosophy and strategy. Our compensation committee evaluated Pearl Meyer’s compensation consultant independence and concluded that the engagement of Pearl Meyer did not raise any conflict of interest after taking into consideration the applicable factors affecting consultant independence.

Our compensation committee met four times during the fiscal year ended December 31, 2019. Our compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available on the “Documents & Charters” page under the heading “Governance” on the Investor Relations section of our website, which is located at investors.casa-systems.com.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during 2019 were Messrs. Evans and Mead. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

Board Processes

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of our management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure, certain operational risks and the composition of our board; our audit committee oversees risk management activities related to financial controls and legal and compliance risks. Each committee reports to the full board on a regular basis, including reports with respect to each committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks.

Director Nomination Process

Our independent directors, Bruce R. Evans, Daniel S. Mead, Michael Hayashi, Susana D’Emic and Bill Styslinger, are responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending to the board, through a majority vote of the independent directors in which only independent directors participate, the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate. Our full board of directors is responsible for selecting nominees for election as directors and our board considers the recommendations of our independent directors when selecting nominees. Our board of directors believes that our independent directors provide appropriate independent oversight of our director nomination process and that, accordingly, it is not necessary for our board to maintain a standing nominating committee.

The process followed by our independent directors to identify and evaluate director candidates includes requests to other board members as well as other existing contacts for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by our independent directors. The qualifications, qualities and skills that our independent directors believe must be met by a recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.
•

Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered.

•	Nominees should normally be able to serve for at least three years before reaching the age of 75.

Our independent directors may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to our independent directors for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow our independent directors to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated by-laws and must be received by us no later than the date referenced below under the heading “Procedures for Submitting Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as other potential nominees considered by the independent directors. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Stockholder Communications

Our board of directors provides to every stockholder of the company the ability to communicate with our board of directors, as a whole, and with individual directors through an established process for stockholder communication. For a stockholder communication directed to our board of directors as a whole, stockholders may send such communication to the attention of the Company’s Secretary via U.S. Mail or Expedited Delivery Service to: Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810, Attn: Board of Directors, c/o Secretary.

For a stockholder communication directed to an individual director in his or her capacity as a member of our board of directors, stockholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810, Attn: [Name of Individual Director], c/o Secretary.

We will forward by U.S. Mail any such stockholder communication to each director, and to the Chairman of our board of directors in his or her capacity as a representative of our board of directors, to whom such stockholder communication is addressed to the address specified by each such director and the Chairman of our board of directors, unless there are safety or security concerns that mitigate against further transmission.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2020, and we are asking you and other stockholders to ratify this appointment. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2014.

Our audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, our board of directors determined to submit to stockholders for ratification the appointment of PricewaterhouseCoopers LLP. A majority of the votes properly cast is required in order to ratify the appointment of PricewaterhouseCoopers LLP. In the event that a majority of the votes properly cast do not ratify this appointment of PricewaterhouseCoopers LLP, we will review our future appointment of PricewaterhouseCoopers LLP.

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. We may not engage our independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent registered public accounting firm if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent registered public accounting firm during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee or its chairman.

From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent registered public accounting firm during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent registered public accounting firm shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval.

The audit committee has delegated to its chairman the authority to grant pre-approvals of audit or non-audit services to be provided by the independent registered public accounting firm. Any approval of services by the chairman of the audit committee is reported to the committee at its next regularly scheduled meeting.

We expect that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

The Report of the Audit Committee of our board of directors included in this Proxy Statement is submitted by our audit committee. Our audit committee consists of the three directors whose names appear in the Report. None of the members of our audit committee is an officer or employee of Casa, and our board of directors has determined that each member of our audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable Nasdaq listing rules. See “Corporate Governance—Director Independence” above for additional discussion regarding our board’s independence determinations with respect to members of our audit committee. Each member of our audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Ms. D’Emic is an “audit committee financial expert,” as defined under the applicable rules of the SEC. Our audit committee operates under a written charter adopted by our board of directors.

Audit Fees

The following table presents fees for professional services and other services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for the years ended December 31, 2019 and 2018.

	Year Ended December 31,
	2019	2018
Audit Fees (1)	$1,551,100	$1,037,850
Audit-Related Fees (2)	$30,000	$—
Tax Fees (3)	$2,100	$—
All Other Fees (4)	$2,756	$4,496
	$1,585,956	$1,042,346

(1)

Audit Fees represent fees for professional services provided in connection with the audit of our annual consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements and statutory audits.

(2)

Audit-Related Fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Audit-Related Fees for 2019 include services rendered in connection with our Form 8-K filing related to our Acquisition on July 1, 2019.

(3)	Tax Fees represent fees for tax compliance, planning and preparation, and tax consulting and advice.
(4)	All Other Fees represent fees for products and services provided by PricewaterhouseCoopers LLP that are not included in the service categories above.

Recommendation of our Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Report of the Audit Committee of our Board of Directors

The information contained in this audit committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Casa specifically incorporates this report or a portion of it by reference.

Our audit committee’s general role is to assist our board of directors in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

Our audit committee has reviewed our consolidated financial statements for 2019 and met with management, as well as with representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, to discuss the consolidated financial statements. Our audit committee also discussed with members of PricewaterhouseCoopers LLP the matters required to be discussed by the Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board.

In addition, our audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and discussed with members of PricewaterhouseCoopers LLP its independence.

Based on the foregoing communications, its review of the financial statements and other matters it deemed relevant, our audit committee recommended to our board of directors that our audited consolidated financial statements for 2019 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Audit Committee

Susana D’Emic (Chair)

Daniel S. Mead

Michael Hayashi

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, as of March 13, 2020, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

The percentages in the table below are based on a total of 84,692,949 shares of our common stock outstanding as of March 13, 2020, but not including any additional shares issuable upon exercise of outstanding options.

The number of shares beneficially owned by each stockholder is determined under rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days after March 13, 2020, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Entities affiliated with Summit Partners(1)	34,124,480	40.3%
Executive Officers and Directors
Jerry Guo(2)	12,292,392	14.1%
Weidong Chen(3)	6,875,754	8.0%
Lucy Xie(4)	2,602,922	3.1%
Susana D'Emic(5)	9,020	*
Bruce R. Evans(1)	34,124,480	40.3%
Michael T. Hayashi	13,435	*
Daniel S. Mead	15,210	*
Bill Styslinger(6)	537,699	*
All executive officers and directors as a group (9 persons)(7)	56,690,156	63.9%

(1)

Consists of 21,268,476 shares of common stock held by Summit Partners Private Equity Fund VII-A, L.P., 12,774,194 shares of common stock held by Summit Partners Private Equity Fund VII-B, L.P., 72,605 shares of common stock held by Summit Investors I, LLC and 9,205 shares of common stock held by Summit Investors I (UK), L.P. Summit Partners, L.P. is the managing member of Summit Partners PE VII, LLC, which is the general partner of Summit Partners PE VII, L.P., which is the general partner of each of Summit Partners Private Equity Fund VII-A, L.P. and Summit Partners Private Equity Fund VII-B, L.P. Summit Master Company, LLC is the managing member of Summit Investors Management, LLC, which is the manager of Summit Investors I, LLC, and the general partner of Summit Investors I (UK), L.P. Summit Master Company, LLC, as the managing member of Summit Investors Management, LLC, has delegated investment decisions, including voting and dispositive power, to Summit Partners, L.P. and its investment committee responsible for voting and investment decisions with respect to our company. Summit Partners, L.P., through a three-person investment committee responsible for voting and investment decisions with respect to our company, currently comprised of Peter Y. Chung, Bruce R. Evans and Martin J. Mannion, has voting and dispositive power over the shares held by each of these entities and therefore may be deemed to beneficially own such shares. Each of the Summit entities and persons mentioned in this footnote disclaims beneficial ownership of the shares, except for those shares held of record by such entity, and except to the extent of their pecuniary interest therein. The address of the entities and persons mentioned in this footnote is 222 Berkeley Street, 18th Floor, Boston, Massachusetts 02116. For information regarding Summit Partners, L.P. and its affiliates, we have relied on Amendment No. 1 to Schedule 13G filed by Summit Partners, L.P. with the SEC on February 13, 2019.

(2)	Consists of (i) 10,090,109 shares of common stock held by Mr. Guo and (ii) options to purchase 2,202,283 shares of common stock that may be exercised within 60 days of March 13, 2020.
(3)

Consists of (i) 2,499,072 shares of common stock held by Mr. Chen, (ii) options to purchase 792,025 shares of common stock that may be exercised within 60 days of March 13, 2020 and (iii) 3,584,657 shares of common stock held by Dragonfly 2012 Irrevocable Trust, a family trust established for the children of Mr. Guo and Ms. Xie. Mr. Chen serves as trustee for Dragonfly 2012 Irrevocable Trust and has voting and dispositive control over the shares held by Dragonfly 2012 Irrevocable Trust. Mr. Chen and Dragonfly 2012 Irrevocable Trust each disclaim beneficial ownership of such shares, except for those shares held of record by such person or entity, and except to the extent of such person or entity’s pecuniary interest therein.

(4)	Consists of (i) 2,091,868 shares of common stock held by Ms. Xie and (ii) options to purchase 511,054 shares of common stock that may be exercised within 60 days of March 13, 2020.
(5)	Consists of (i) 7,216 shares of common stock held by Ms. D'Emic and (ii) 1,804 shares of common stock issuable upon vesting of RSUs within 60 days of March 13, 2020.
(6)	Consists of (i) 237,699 shares of common stock held by Mr. Styslinger and (ii) an option to purchase 300,000 shares of common stock that may be exercised within 60 days of March 13, 2020.
(7)

Includes (i) 14,962,917 shares of common stock held by our current directors and executive officers, (ii) options to purchase 4,016,298 shares of common stock that may be exercised within 60 days of March 13, 2020 by our current directors and executive officers, and (iii) 1,804 shares of common stock issuable upon vesting of RSUs within 60 days of March 13, 2020 by our current directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of holdings and transactions in our common stock and other securities of ours with the SEC. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2019, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements under Section 16(a) of the Exchange Act, except (i) a report on Form 4 relating to the purchase of shares of our common stock on March 4, 2019 that was filed late by Mr. Michael Hayashi on March 11, 2019 and (ii) a report on Form 4 relating to the purchase of shares of our common stock on March 14, 2019 that was filed late by Mr. Michael Hayashi on March 28, 2019.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid to our chief executive officer and each of our two other most highly compensated executive officers for the years ended December 31, 2019 and 2018. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jerry Guo	2019	714,434		711,697	(3)	4,270,185	—	8,400	5,704,716
President, Chief Executive	2018	758,210	(4)	889,621	(5)	1,174,312	2,719,391	8,250	5,549,784
Officer and Chairman
Lucy Xie	2019	431,555		319,016	(3)	1,488,735	—	8,400	2,247,706
Senior Vice President of	2018	404,798	(6)	395,678	(5)	692,431	687,220	8,250	2,188,377
Operations and Director
Weidong Chen	2019	431,555		253,065	(3)	1,063,387	—	8,400	1,756,407
Chief Technology Officer	2018	402,515	(7)	375,894	(5)	395,682	392,693	8,250	1,575,034
and Director

(1)

The amounts reported represent the aggregate grant-date fair value of the stock and option grants awarded to the named executive officer during the year in question, calculated in accordance with FASB ASC Topic 718. Such grant-date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant-date fair value of the sale of the stock or equity awards reported in this column are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon exercise of the stock options.

(2)	Constitutes matching contributions to 401(k) plans.
(3)	Consists of a discretionary bonus for 2019 performance paid in 2020.
(4)	Includes $43,776 of cash paid in lieu of vacation earned in 2018 and paid in 2019.
(5)	Consists of a discretionary bonus for 2018 performance paid in 2019.
(6)	Includes $7,598 of cash paid in lieu of vacation earned in 2018 and paid in 2019.
(7)	Includes $5,315 of cash paid in lieu of vacation earned in 2018 and paid in 2019.

As noted in earlier this proxy statement, the company’s compensation committee hired Pearl Meyer in 2019 to assist the compensation committee with developing an appropriate compensation peer group to use for annual compensation comparison purposes, review the current incentive compensation programs and their performance alignment with the company’s short- and long-term business strategies, as well as to evaluate and develop a performance-based approach to its long-term compensation program for the coming fiscal year with the overall goal of designing the company’s executive compensation philosophy and strategy.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock awards held as of December 31, 2019 by our named executive officers.

			Option Awards				RSUs
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jerry Guo	1/23/2015	(2)	1,079,995	—	4.18	1/22/2025
	1/23/2015	(3)					—	—
	3/26/2016	(4)	579,820	12,340	8.39	3/25/2026
	3/26/2016	(5)					31,725	129,755
	1/31/2017	(6)	311,015	115,520	12.24	1/30/2027
	1/31/2017	(7)					45,700	186,913
	3/8/2018	(8)	143,489	155,968	24.87	3/7/2028
	3/8/2018	(9)					35,414	144,843
	2/5/2019	(10)					362,187	1,481,345

Lucy Xie	1/23/2015	(2)	227,440	—	4.18	1/22/2025
	1/23/2015	(3)					—	—
	3/26/2016	(4)	146,525	3,120	8.39	3/25/2026
	3/26/2016	(5)					18,710	76,524
	1/31/2017	(6)	78,595	29,195	12.24	1/30/2027
	1/31/2017	(7)					26,950	110,226
	3/8/2018	(8)	36,261	39,415	24.87	3/7/2028
	3/8/2018	(9)					20,882	85,407
	2/5/2019	(10)					126,271	516,448

Weidong Chen	5/25/2012		500,000	—	1.69	5/24/2022
	1/23/2015	(2)	129,965	—	4.18	1/22/2025
	1/23/2015	(3)					—	—
	3/26/2016	(4)	83,725	1,785	8.39	3/25/2026
	3/26/2016	(5)					10,690	43,722
	1/31/2017	(6)	44,910	16,685	12.24	1/30/2027
	1/31/2017	(7)					15,400	62,986
	3/8/2018	(8)	20,720	22,523	24.87	3/7/2028
	3/8/2018	(9)					11,933	48,806
	2/5/2019	(10)					90,194	368,893

(1)	The value of equity awards is based on the closing price of our stock on the Nasdaq Global Select Market on December 31, 2019.
(2)	One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2016, and the balance vested in 36 equal monthly installments thereafter.
(3)	One-fourth (1/4) of these RSUs vested on each of January 1, 2016, 2017, 2018 and 2019.
(4)	One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2017, and the balance vested in 36 equal monthly installments thereafter.
(5)	One-fourth (1/4) of these RSUs vested on each of January 1, 2017, 2018 2019, and 2020.
(6)

One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2018, and the balance is scheduled to vest in 36 equal monthly installments thereafter, subject to continued service with us through each applicable vesting date.

(7)	One-fourth (1/4) of these RSUs vested on January 1, 2018, 2019, and 2020, and one-fourth (1/4) is scheduled to vest on January 1, 2021, subject to continued service with us through such vesting date.
(8)

One-fourth (1/4) of the shares of our common stock subject to this stock option award vested on January 1, 2019, and the balance is scheduled to vest in 36 equal monthly installments thereafter, subject to continued service with us through each applicable vesting date.

(9)

One-fourth (1/4) of these RSUs vested on January 1, 2019 and 2020, and one-fourth (1/4) are scheduled to vest each year thereafter, subject to continued service with us through each applicable vesting date.

(10)	One-fourth (1/4) of these RSUs vested on January 1, 2020, and one-fourth (1/4) are scheduled to vest each year thereafter, subject to continued service with us through each applicable vesting date.

Potential Payments upon Termination or Change in Control

Under each of our 2011 Stock Incentive Plan and our 2017 Stock Incentive Plan, our board of directors may provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, in connection with (a) any merger or consolidation of the company with or into another entity as a result of which all of the common stock of the company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the common stock of the company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the company. Further, under our 2011 Stock Incentive Plan and our 2017 Stock Incentive Plan, our board of directors has complete discretion to cause any award to become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Employment Agreements

Employment Agreement with Mr. Guo

We are a party to an employment agreement with Mr. Guo dated November 17, 2017. Under the employment agreement, Mr. Guo is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason. The employment agreement provides that Mr. Guo is entitled to a base salary of $677,806 during his employment with us and that he is eligible, at our sole discretion, to earn a target annual bonus equal to 150% of his base salary. Mr. Guo’s current base salary is $711,697 and his current target annual bonus amount is 200% of his base salary. The employment agreement also provides that Mr. Guo is eligible to participate in our annual long-term incentive program, with a target annual equity award equal to 550% of his then-current base salary, and with the form, terms and conditions of such long-term incentive awards to be determined in our sole discretion. Mr. Guo’s current target annual equity award is equal to 600% of his current base salary. Prior to 2020, annual equity awards granted under the long-term incentive program were subject solely to time-based vesting conditions. In 2020, the board determined that a portion of such awards would be subject solely to time-based vesting conditions and a portion of such awards would be subject solely to market-based vesting conditions, determined by the Company’s level of achievement of pre-established parameters relating to the performance of the Company’s stock price.

Under the employment agreement, Mr. Guo is entitled, subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in his employment agreement with us, to (i) receive an amount equal to the sum of his then-current annual base salary plus his target annual bonus for the year of his termination of employment, with such amount payable in equal installments over a period of 12 months, (ii) continue to receive an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to him prior to his termination for a period of 12 months following the date that his employment with us is terminated, or earlier, if he becomes eligible to enroll in a health benefit plan with a new employer and (iii) accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement.

In addition, the employment agreement provides that in the event Mr. Guo’s employment with us terminates by reason of his death or disability, Mr. Guo is entitled to accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement.

Employment Agreement with Ms. Xie

We are a party to an employment agreement with Ms. Xie dated November 17, 2017. Under the employment agreement, Ms. Xie is an at-will employee, and her employment with us can be terminated by her or us at any time and for any reason. The employment agreement provides that Ms. Xie is entitled to a base salary of $376,836 during her employment with us and that she is eligible, at our sole discretion, to earn a target annual bonus equal to 100% of her base salary. Ms. Xie’s current base salary is $425,354 and her current target annual bonus amount is 100% of her base salary. The employment agreement also provides that Ms. Xie is eligible to participate in our annual long-term incentive program, with a target annual equity award equal to 350% of her then-current base salary, and with the form, terms and conditions of such long-term incentive awards to be determined in our sole discretion. Prior to 2020, annual equity awards granted under the long-term incentive program were subject solely to time-based vesting conditions. In 2020, the board determined that a portion of such awards would be subject solely to time-based vesting conditions and a portion of such awards would be subject solely to market-based vesting conditions, determined by the Company’s level of achievement of pre-established parameters relating to the performance of the Company’s stock price.

Under the employment agreement, Ms. Xie is entitled, subject to her execution and nonrevocation of a release of claims in our favor, in the event of the termination of her employment by us without cause or by her for good reason, each as defined in her employment agreement with us, to (i) receive an amount equal to the sum of her then-current annual base salary plus her target annual bonus for the year of her termination of employment, with such amount payable in equal installments over a period of 12 months, (ii) continue to receive an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to her prior to her termination for a period of 12 months following the date that her employment with us is terminated, or earlier, if she becomes eligible to enroll in a health benefit plan with a new employer and (iii) accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following her termination of employment for the period of time set forth in the applicable option agreement.

In addition, the employment agreement provides that in the event Ms. Xie’s employment with us terminates by reason of her death or disability, Ms. Xie is entitled to accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following her termination of employment for the period of time set forth in the applicable option agreement.

Employment Agreement with Mr. Chen

We are a party to an employment agreement with Mr. Chen dated November 17, 2017. Under the employment agreement, Mr. Chen is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason. The employment agreement provides that Mr. Chen is entitled to a base salary of $376,836 during his employment with us and that he is eligible, at our sole discretion, to earn a target annual bonus equal to 100% of his base salary. Mr. Chen’s current base salary is $425,354 and his current target annual bonus amount is 100% of his base salary. The employment agreement also provides that Mr. Chen is eligible to participate in our annual long-term incentive program, with a target annual equity award equal to 200% of his then-current base salary, and with the form, terms and conditions of such long-term incentive awards to be determined in our sole discretion. Mr. Chen’s current target annual equity award is equal to 250% of his current base salary. Prior to 2020, annual equity awards granted under the long-term incentive program were subject solely to time-based vesting conditions. In 2020, the board determined that a portion of such awards would be subject solely to time-based vesting conditions and a portion of such awards would be subject solely to market-based vesting conditions, determined by the Company’s level of achievement of pre-established parameters relating to the performance of the Company’s stock price.

Under the employment agreement, Mr. Chen is entitled, subject to his execution and nonrevocation of a release of claims in our favor, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in his employment agreement with us, to (i) receive an amount equal to the sum of his then-current annual base salary plus his target annual bonus for the year of his termination of employment, with such amount payable in equal installments over a period of 12 months, (ii) continue to receive an amount equal to COBRA premiums for health benefit coverage on the same terms as were applicable to him prior to his termination for a period of 12 months following the date that his employment with us is terminated, or earlier, if he becomes eligible to enroll in a health benefit plan with a new employer and (iii) accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement.

In addition, the employment agreement provides that in the event Mr. Chen’s employment with us terminates by reason of his death or disability, Mr. Chen is entitled to accelerated vesting of all outstanding and unvested stock options and other equity awards, with any stock options being exercisable following his termination of employment for the period of time set forth in the applicable option agreement.

Retirement Benefits

We maintain a retirement plan for the benefit of our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants. We match 50% of employee contributions to our 401(k) plan up to a maximum amount of 6% of eligible wages, which matching contributions are subject to vesting in equal annual increments over two years, subject to full vesting upon death, disability or attainment of retirement.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees.

Director Compensation

In November 2017, our board of directors approved a non-employee director compensation program that became effective upon the closing of our initial public offering on December 19, 2017. In April 2018, our board of directors amended the program to provide that non-employee directors beneficially owning more than 10% of our outstanding common stock would not be entitled to compensation under the program. Under the program, new non-employee directors that qualify under the program receive an initial award in the form of restricted stock units for the number of shares of our common stock equal to $300,000 divided by the closing price of our common stock on the Nasdaq Global Select Market on the date of such director’s initial election to our board of directors. Any such restricted stock units will vest in equal increments at the end of each successive three-month period, over a period of three years after the date of grant. In addition, non-employee directors that qualify under the program receive the cash compensation set forth below, and an additional payment of $150,000 annually on the date of the first meeting of our board of directors held on or after the date of each annual meeting of stockholders, to be paid, at the discretion of our board of directors, in the form of cash or restricted stock units for the number of shares of our common stock equal to $150,000 divided by the closing price of our common stock on the Nasdaq Global Select Market on the date of grant. Any such restricted stock units will vest one year after the date of grant. Restricted stock units granted under our non-employee director compensation policy are settleable upon vesting in the form of cash or shares of our common stock at the discretion of our board of directors. The vesting of any restricted stock units to our non-employee directors under our non-employee director compensation policy is subject to such non-employee director’s continued service as a director and will accelerate in full upon a change in control of our company.

We also have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

Under our non-employee director compensation program, each non-employee director that qualifies under the program is eligible to receive compensation for his or her service on our board of directors or committees thereof consisting of annual cash retainers paid quarterly in arrears, as follows:

Position	Retainer
Board member	$50,000
Audit committee chair	$20,000
Compensation committee chair	$10,000
Audit committee member	$10,000
Compensation committee member	$5,000

The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2019.

Name	Fees earned or paid in cash ($)		Stock awards ($)(1)		Total ($)
Susana D'Emic	$69,315	(2)	$150,000	(3)	$219,315
Michael T. Hayashi	$60,000		$150,000	(4)	$210,000
Daniel S. Mead	$65,000		$150,000	(5)	$215,000
Bill Styslinger	$200,000	(6)	—		$200,000

(1)	The amounts reported in this column reflects the aggregate grant date fair market value of RSU awards granted to non-employee directors in 2019, as calculated in accordance with FASB ASC Topic 718.
(2)	The amount of Ms. D’Emic’s annual cash retainer was pro-rated to reflect the fact that she became the chair of the audit committee on January 26, 2019.
(3)

The amount reflects the aggregate grant date fair market value of RSU award granted to Ms. D’Emic on May 16, 2019 for 22,831 shares as an equity grant of restricted stock units, intended to be consistent with our non-employee director compensation program.

(4)

The amount reflects the aggregate grant date fair market value of RSU award granted to Mr. Hayashi on May 16, 2019 for 22,831 shares as an equity grant of restricted stock units, intended to be consistent with our non-employee director compensation program.

(5)

The amount reflects the aggregate grant date fair market value of RSU awards granted to Mr. Mead on May 16, 2019 for 22,831 shares as an equity grant of restricted stock units, intended to be consistent with our non-employee director compensation program.

(6)	Mr. Styslinger received his annual $150,000 payment for 2019 in cash.

The following table sets forth, with respect to each of our non-employee directors, the aggregate number of stock awards and the aggregate number of option awards outstanding as of December 31, 2019:

Name	Stock Awards (#)		Option Awards #
Susan D'Emic	37,275	(1)	—
Michael T. Hayashi	36,339	(2)	—
Daniel S. Mead	27,858	(3)	—
Bill Styslinger	—		300,000	(4)

(1)

Consists of an RSU award granted on May 16, 2019 for 22,831 shares of common stock that is scheduled to vest as to 100% of the original number of shares on May 16, 2020, and an RSU award granted on December 14, 2018, of which 14,444 shares of common stock are scheduled to vest as to 8.3333% of the original number of shares at the end of each three month period following December 14, 2018.

(2)

Consists of an RSU award granted on May 16, 2019 for 22,831 shares of common stock that is scheduled to vest as to 100% of the original number of shares on May 16, 2020, and an RSU award granted on November 27, 2018, of which 13,508 shares of common stock are scheduled to vest as to 8.3333% of the original number of shares at the end of each three month period following November 27, 2018.

(3)

Consists of an RSU award granted on May 16, 2019 for 22,831 shares of common stock that is scheduled to vest as to 100% of the original number of shares on May 16, 2020, and an RSU award granted on March 8, 2018, of which 5,027 shares of common stock are scheduled to vest as to 8.3333% of the original number of shares at the end of each three month period following March 8, 2018.

(4)	Consists of unexercised vested options to purchase 300,000 shares of common stock.

Limitation of Liability and Indemnification

Our restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or
•	for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors. We have agreed that we will be the indemnitor of “first resort,” however, with respect to any claims against these directors for indemnification claims that are indemnifiable by both us and their employers. Accordingly, to the extent that indemnification is permissible under applicable law, we will have full liability for such claims (including for the advancement of any expenses) and we have waived all related rights of contribution, subrogation or other recovery that we might otherwise have against these directors’ employers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Our equity compensation plans consist of our 2003 Stock Incentive Plan, our 2011 Stock Incentive Plan and our 2017 Stock Incentive Plan. Prior to our initial public offering, we granted awards under our 2003 Stock Incentive Plan and our 2011 Stock Incentive Plan. In connection with our initial public offering, we started granting awards under our 2017 Stock Incentive Plan and ceased granting awards under all prior plans. The following table contains information about our equity compensation plans as of December 31, 2019:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(2)	9,903,090	(3)	$7.73	10,810,164
Equity compensation plans not approved by security holders	—		—	—
Total	9,903,090		$7.73	10,810,164

(1)	The weighted-average exercise price information does not include any outstanding restricted stock units, which represent the right to receive shares of common stock upon vesting.
(2)

Consists of our 2011 Stock Incentive Plan and our 2017 Stock Incentive Plan.  Our 2017 Stock Incentive Plan provides for further annual increases in the number of shares authorized for issuance under the plan, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2019 and continuing until, and including, the fiscal year ending December 31, 2027, equal to the lowest of 20,000,000 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of such fiscal year and an amount determined by our board of directors. On January 1, 2020, the number of shares authorized for issuance under the 2017 Stock Incentive Plan increased by 3,381,171 shares in accordance with the terms of the plan.

(3)	This amount includes 8,249,763 shares subject to outstanding stock options and 1,653,327 shares subject to outstanding restricted stock units.

RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our executive officers that are described elsewhere in this Proxy Statement or that are not required to be disclosed herein in accordance with the rules of the SEC, below we describe transactions since January 1, 2019 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Employment of Rongke Xie

Rongke Xie, who serves as Deputy General Manager of Guangzhou Casa Communication Technology LTD, one of our subsidiaries, is the sister of Lucy Xie, our Senior Vice President of Operations and a member of our board of directors. We paid Rongke Xie $117,279 in total compensation in the year ended December 31, 2019 for her services as an employee.

In addition, during the years ended December 31, 2019 and 2018, we granted to Rongke Xie 8,489 and 5,405 RSUs, respectively, which vest in annual installments over a four-year period. The grant-date fair value of the award totaled $100,000 and $99,993, respectively, which will be recorded as stock-based compensation expense over the vesting period of the award. During the year ended December 31, 2019, we recognized selling, general and administrative expenses of $46,456 related to these awards.

Indemnification Agreements

Our restated certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. See “Executive Compensation—Limitation of Liability and Indemnification.”

Arrangements with Executive Officers

For a description of the compensation arrangements that we have with our named executive officers and directors, see “Executive Compensation”.

Policies and Procedures for Related Person Transactions

We have adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in or is not inconsistent with our company’s best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the policy will provide that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising only from the related person’s position as a director of another corporation or organization that is a party to the transaction;
•

interests arising only from the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction;

•	interests arising from both the position and ownership level described above;
•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction;

•	interests arising solely from the ownership of a class of our equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis;
•

a transaction that involves compensation to an executive officer if the compensation has been approved, or recommended to our board of directors for approval, by the compensation committee of the board of directors or a group of independent directors of ours performing a similar function;

•	a transaction that involves compensation to a director for services as one of our directors if such compensation will be reported pursuant to Item 402(k) of Regulation S-K;
•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws;
•	interests arising solely from indebtedness of a significant stockholder or an immediate family member of a significant stockholder of ours, as such terms are defined under the policy;
•	a transaction where the rates or charges involved in the transaction are determined by competitive bids;
•	a transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority; and
•	a transaction that involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

TRANSACTION OF OTHER BUSINESS

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our amended and restated by-laws provide that, for nominations of persons for election to our board of directors or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at 100 Old River Road, Andover, Massachusetts 01810, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, our amended and restated by-laws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be a stockholder of record who is entitled to vote on such business at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder or beneficial owner proposing such business and certain additional information.

The advance notice requirements for the 2021 annual meeting of stockholders are as follows: a stockholder’s notice shall be timely if delivered to our Secretary at the address set forth above by February 13, 2021, but not before January 14, 2021, which is not less than 90 days nor more than 120 days prior to the one-year anniversary of the Annual Meeting, unless the date of the 2021 annual meeting is more than 30 days before or more than 60 days after such anniversary date, in which case notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2021 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 15, 2020, unless the date of the 2021 annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, in which case the deadline is a reasonable time before the company begins to print and send its proxy material. Such proposals must be delivered to our Secretary, c/o Casa Systems, Inc., 100 Old River Road, Andover, Massachusetts 01810.

casa systems casa systems ANNUAL MEETING OF CASA SYSTEMS, INC. Annual Meeting of Casa Systems, Inc.Date: Thursday May 14, 2020 to be held on Thursday May 14, 2020Time: 10:00 a.m. (Eastern Time) for Holders as of Monday March 23, 2020 Place: Annual Meeting to be held live via the Internet -please visit This proxy is being solicited on behalf of the Board of Directors of Casa Systems, Inc. www.proxydocs.com/CASA for more details  VOTE BY: INTERNET  TELEPHONE Please make your marks like this: ÈUse dark black pencil or pen only Go To Call The Board of Directors Recommends a Vote FOR each of the director  www.proxypush.com/CASA 866-882-9119 • Use any touch-tone telephone toll-free 24 hours a day/7days a week. nominees listed in proposal 1 and FOR proposal 2. 1: To elect three Class III directors to hold office until our 2023 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal.  Nominees: (01) Lucy Xie  (02) Bill Styslinger  (03) Michael Hayashi  Vote For Withhold Vote From Vote For  All Nominees All Nominees All Except ‘ ‘ ‘  INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) inthe space provided to the right. For Against Abstain  2: To ratify the appointment of ‘‘ ‘ PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Authorized Signatures -This section must becompleted for your Instructions to be executed. Please Sign Here Please Date Above  Please separate carefully at the perforation and return just this portion in the envelope provided. • Cast your vote online 24 hours aday/7 days a week. OR  • Have your Proxy Card/Voting  • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. Instructions Form ready. • View Meeting Documents. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the  postage-paid envelope provided. The undersigned hereby appoints Jerry Guo, Scott Bruckner, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Casa Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. PROXY TABULATOR FOR  CASA SYSTEMS, INC.  c/o MEDIANT COMMUNICATIONS P.O. BOX 8016  CARY, NC 27512-9903  Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.   Proxy for Annual Meeting of Stockholders to be held on Thursday May 14, 2020  This proxy is being solicited on behalf of the Board of Directors  Please vote, date and sign this Proxy on the other side and return it in the enclosed envelope.  The Stockholder signing on the reverse side (the “undersigned”), having received the Annual Report and Proxy Statement, hereby appoint(s) Jerry Guo, Scott Bruckner and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of CASA Systems (the “Company”) to be held on Thursday May 14, 2020, and all adjournments and postponements thereof (the “Meeting”), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may properly come before the Meeting.  The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority to consider and act upon such business, matters or proposals as may properly come before the Meeting. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR all nominees for director in Proposal 1 and FOR proposal 2.